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                                                                     EXHIBIT 5.1



                                October 28, 1999


About.com, Inc.

220 East 42nd Street

24th Floor

New York, NY 10019

Ladies and Gentlemen:


    We have assisted in the preparation and filing by About.com, Inc. (the "Company") of a Registration Statement on Form S-1, as amended, through October 28, 1999 (the "Registration Statement"), with the Securities and Exchange Commission, relating to the sale by the Company and certain selling stockholders (the "Selling Stockholders") of up to 3,410,000 shares and 615,000 shares, respectively (the "Shares"), of common stock, $.001 par value (the "Common Stock"), of the Company. A form of underwriting agreement (the "Underwriting Agreement") is filed as an exhibit to the Registration Statement.


    We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

    Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Company have been duly authorized and, when sold and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and the Shares to be sold by the Selling Stockholders have been duly authorized and issued and are fully paid and non-assessable.

    We hereby consent to the use of our name in the Registration Statement under the caption "Validity of Common Stock" in the related prospectus and consent to the filing of this opinion as an exhibit thereto.

    This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                          Very truly yours,

                                          /s/ Brobeck, Phleger & Harrison LLP

                                          Brobeck, Phleger & Harrison LLP

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